Exhibit 3.1


                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

      SAFE TRANSPORTATION SYSTEMS, INC.
      --------------------------------------------------------------------------
      (Name of corporation as currently filed with the Florida Dept. of State)


            P94000088729
            ------------------------------------------------------------
                    (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing:


--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated' or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED-(OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article IV is hereby deleted in its entirety and replaced with the following;
--------------------------------------------------------------------------------

ARTICLE IV - SHARES
--------------------------------------------------------------------------------

The Capital Stack of this Corporation shall consist of 20,000,000 shares of common stock, $0.001 par value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself (if not applicable, indicate N/A)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (continued)

The date of each amendment(s) adoption: October 17, 2005
                                        ------------------------------

Effective date if applicable: October 17,2005
                              ----------------------------------------
                              (no more than 90 days after amendment file date)

Adoption of Amendment(s)      (CHECK ONE)

|X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

|_| The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

      "The number of votes cast for the amendment(s) was/were sufficient for approval by

      ----------------------------------------."
                  (voting group)

|_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

|_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


      Signature   /s/ Paul Marriott
                  ------------------------------------------------------------
                  (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                  Paul Marriott
                  ------------------------------------------------------------
                           (Typed or printed name of person signing)

                  Vice President
                  ------------------------------------------------------------
                                    (Title of person signing)


                                 FILING FEE: $35